EXHIBIT 11

        Statement Re:  Computation of per Share Earnings
               Three Months and Nine Months ended
                    January 31, 1997 and 1996

                                  Three Months              Nine Months
                               ended January 31,         ended January 31,
                                 1997        1996         1997          1996
                                 ----        ----         ----          ----
Primary Earnings Per Share
--------------------------
Primary
   Net earnings (loss)...... $(9,902,000)  $4,160,000  $(5,142,000)  $6,414,000
                             ============  ==========  ============  ==========
Weighted average number of
  common shares outstanding.   11,093,894  10,949,439   11,074,366   10,930,272

Add common share equivalents
  (determined using the
  "treasury stock method")
  representing shares
  issuable upon exercise of
  stock options and warrants.   2,673,721    2,741,879   2,746,838    2,438,759

Shares held in escrow........     (88,572)     (88,572)    (88,572)     (88,572)
                              ___________  ___________  ___________  ___________
Weighted average number of
  shares used in calculation
  of primary earnings per
  share......................  13,679,043   13,602,746  13,732,632   13,280,459
                              ===========  ===========  ===========  ===========

Primary earnings (loss)
  per common share..........  $    (0.72)  $      0.31  $    (0.37)  $     0.48
                              ===========  ===========  ===========  ===========

When a loss occurs, common
  share equivalents are
  excluded from the
  calculation of earnings
  per share because they
  are antidilutive.

Primary - without common share
  equivalents
  Net earnings (loss).......  $(9,902,000) $ 4,160,000  $(5,142,000) $6,414,000
                              ============ ===========  ===========  ==========
Weighted average number of
  common shares outstanding.   11,093,894   10,949,439   11,074,366  10,930,272

Shares held in escrow.......      (88,572)     (88,572)     (88,572)    (88,572)
                              ____________ ___________  ___________  __________
Weighted average number of
  shares used in
  calculation of primary
  earnings per share
  without common share
  equivalents...............   11,005,322   11,860,867   10,985,794  10,841,700
                              ===========  ===========   ==========  ==========
Primary earnings (loss)
  per common share
  without common share
  equivalents...............   $    (0.90) $      0.35  $     (0.47) $     0.59
                              ===========  ===========  ===========  ==========
(continued on next page)

                           EXHIBIT 11

        Statement Re:  Computation of per Share Earnings
               Three Months and Nine Months ended
                    January 31, 1997 and 1996
                    (Continued from previous page)

                                  Three Months              Nine Months
                               ended January 31,         ended January 31,
                                 1997        1996         1997          1996
                                 ----        ----         ----          ----
Fully Dilued Earnings Per Share
-------------------------------
Fully diluted
   Net earnings (loss)......  $(9,902,000) $4,160,000   $(5,142,000) $6,414,000
      Net interest expense
      related to convertible
      debt..................        5,000     357,000        16,000     362,000
                              ___________  ___________  ____________  __________
   Net earnings (loss)
     as adjusted............  $(9,897,000) $4,517,000   $(5,126,000) $6,776,000
                              ===========  ===========  ============  ==========
Weighted average number of
  common shares outstanding.   11,093,894  10,949,439    11,074,366  10,930,272

Add common share equivalents
  (determined using the
  "treasury stock" method)
  representing shares
  issuable upon exercise of
  stock options, warrants,
  and convertible notes
  payable...................    2,673,721   2,848,082     2,746,838   2,867,806

Assumed conversion of
  convertible debt..........      111,111   1,353,111       111,111     525,111

Shares held in escrow.......      (88,572)   (88,572)       (88,572)    (88,572)
                                __________  __________  ____________  __________
Weighted average number of
  shares used in calculation
  of fully diluted earnings
  per share.................   13,790,154  15,062,060    13,843,743  14,234,617
                               ==========  ==========    ==========  ==========
Fully diluted earnings
(loss) per common share.....   $   (0.72)  $     0.30    $   (0.37)  $     0.48
                               ==========  ==========    ==========  ==========

When a loss occurs, common
  share equivalents are
  excluded from the
  calculation of earnings
  per share because they
  are antidilutive.

Fully diluted - without
  common share equivalents
  Net earnings (loss).......  $(9,902,000) $ 4,160,000  $(5,142,000) $6,414,000
                              ============ ===========  ===========  ==========
Weighted average number of
  common shares outstanding.   11,093,894   10,949,439   11,074,366  10,930,272

Shares held in escrow.......      (88,572)     (88,572)     (88,572)    (88,572)
                              ____________ ___________  ___________  __________
Weighted average number of
  shares used in
  calculation of fully
  diluted earnings per share
  without common share
  equivalents...............   11,005,322   11,860,867   10,985,794  10,841,700
                              ===========  ===========   ==========  ==========
Fully diluted earnings
  (loss) per common share
  without common share
  equivalents...............   $    (0.90) $      0.35  $     (0.47) $     0.59
                              ===========  ===========  ===========  ==========
